Long-term Allopurinol Safety Trial
(LASSO)
– open-label interventional studies of allopurinol
in gout patients otherwise eligible for the following Phase 3 studies:
Combination Study of Lesinurad in Allopurinol Standard of Care Inadequate Responders
(CLEAR #1)
– randomized, placebo-controlled trial of lesinurad added to allopurinol in patients not reaching sUA target with allopurinol alone; North America
Combination Study of Lesinurad in Allopurinol Standard of Care Inadequate Responders
(CLEAR #2)
– randomized, placebo-controlled trial of lesinurad added to allopurinol in patients not reaching sUA target with allopurinol alone; Global
Lesinurad Monotherapy in Gout Subjects Intolerant to Xanthine Oxidase Inhibitors (LIGHT) –
randomized, placebo-controlled trial of lesinurad monotherapy in patients where febuxostat and/or allopurinol are contraindicated (due to intolerance, drug interactions, co-morbidities, etc); Global
Combination Treatment Study in Subjects with Tophaceous Gout Using Lesinurad and
Febuxostat (CRYSTAL)
– randomized, placebo-controlled trial of lesinurad in combination with febuxostat for the treatment of hyperuricemia in gout patients with tophi (resolution of tophi is a key secondary endpoint); Global
Total patients planned for Phase 3 studies: 2000 – 2500

Exhibit 99.2

Long-term
Allopurinol
Safety
Study
Evaluating
Outcomes
in Gout
Patients
(LASSO
- N. America & Global)
Population:
– Up to 2500 pts with hyperuricemia (sUA > 8 mg/dL) at ~300 centers
Design:
– Provide therapy with allopurinol at the medically appropriate doses; monitor patients for a minimum of 2 months prior to their being eligible for enrollment into Phase 3 program (~3 months or greater on allopurinol prior to Phase 3 baseline)
Objectives:
– Generate patients for the Phase 3 program with well-documented inadequate efficacy or intolerance to allopurinol (ultimately will speed up enrollment of Phase 3 program)

Allopurinol prescribed at
labeled dose
Phase 3 - Allopurinol SoC Inadequate Responders NA and ROW
Phase 3 - Allopurinol SoC Inadequate Responders North America
Phase 3 – Febuxostat and Allopurinol Intolerant Monotherapy

Combination
Study of
LEsinurad
in
Allopurinol
Standard of
Care Inadequate
Responders
(CLEAR
- N. America)
Endpoints:
–
Primary: proportion of subjects with sUA level < 6.0 mg/dL after 6 months
–
Key Secondary: Assessment of gout flare rate, tophi resolution and quality of life measurements.
Screening
Period
Gout flare prophylaxis

RDEA594 200 mg + ALLO
RDEA594 Placebo + ALLO
3 weeks 1 week Month 1 to Month 6 primary endpoint Month 12 secondary endpoints
RDEA594 400 mg + ALLO

Combination Study of LEsinurad in Allopurinol Standard of
Care Inadequate
Responders
(CLEAR
-
Global)
Endpoints:
–
Primary:
proportion of subjects with sUA level < 6.0 mg/dL after 6 months
–
Key Secondary:
Assessment of gout flare rate, tophi resolution and quality of life measurements.
Screening
Period
Gout flare prophylaxis

RDEA594 200 mg + ALLO
RDEA594 Placebo + ALLO
3 weeks 1 week Month 1 to Month 6 primary endpoint Month 12 secondary endpoints
RDEA594 400 mg + ALLO

LesInurad
Monotherapy in
Gout
Subjects Intolerant to
Xanthine Oxidase
Inhibitors
(LIGHT
- Global)
Endpoints:
–
Primary: Proportion of patients whose sUA levels are < 6.0 mg/dL after 6 months

Screening
Period
Gout flare prophylaxis
RDEA594 400 mg
RDEA594 Placebo
3 weeks Month 1 to Month 6 primary endpoint Placebo Patients Switched to Active at 6 months
RDEA594 400 mg

Combination
TReatment
StudY
in
Subjects
with
TophAeous
Gout Using
LesInurad
and Febuxostat
(CRYSTAL
- Global)
Endpoints:
–
Primary –
proportion of subjects with sUA level < 5.0 mg/dL after 6 months
–
Key Secondary -
proportion of subjects with resolution of tophi at 6, 9 and 12 mos, gout flare rate and quality of life measurements
RDEA594 200 mg +FBX 80 mg
Gout flare prophylaxis

RDEA594 Placebo +FBX 80 mg
RDEA594 400 mg +FBX 80 mg
FBX 80 mg
3 weeks Month 1 to Month 6 primary endpoint Month 12 secondary endpoints